EXHIBIT 10.6

                              EMPLOYMENT AGREEMENT

     This Employment Agreement (hereinafter referred to as the "Agreement") is entered into by and between BIG ENTERTAINMENT, INC. (hereinafter referred to as the "Company") and W. ROBERT SHEARER (hereinafter referred to as the "Executive").

            1. EFFECTIVE DATE. This Agreement is effective May 31, 1999 (the "Effective Date"), and will terminate without further notice at 5:00 p.m. on May 31, 2003 (the "Term"). The parties may extend this Agreement in a written instrument signed by both parties.

            2. DUTIES AND RESPONSIBILITIES. The Company hereby employs Executive as Senior Vice President and General Counsel with such powers and duties in that capacity as may be established from time to time by the Company in its discretion. Executive will devote his entire business time, attention and energies to the business of the Company and its affiliates.

            3. COMPENSATION.

               a. BASE SALARY. The Company will pay Executive an annualized base salary of One Hundred Thousand Dollars ($100,000), less applicable deductions, payable in installments according to the Company's normal payroll practices. Executive's annualized base salary under this subparagraph shall be increased to One Hundred Twenty Thousand Dollars ($120,000) upon the earlier of: (1) the six month anniversary of the Effective Date; or (2) the date on which the Company, or any affiliate of, or successor to, the Company, completes a public stock offering. Thereafter, Executive's annualized base salary shall be increased by ten percent (10%) on the first anniversary of the Effective Date and on each subsequent anniversary of the Effective Date (I.E., annualized base salary will increase to $132,000 on the first anniversary of the Effective Date).





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               b. ANNUAL BONUS. In addition to his base salary, Executive shall be paid an annual bonus (the "Bonus") during each year of the Term in an amount determined by the Board of Directors or a committee thereof, which shall be paid in stock or cash at the discretion of the Board of Directors or such committee; PROVIDED, that Executive shall be entitled to receive a Bonus of at least $25,000 in cash during each year of the Term.

              c. RESTRICTED STOCK. On the Effective Date of this Agreement, Executive shall receive a signing bonus of 2,500 restricted shares of the Company's Common Stock ("Restricted Stock"). Executive hereby acknowledges that the Restricted Stock has not been registered under the Securities Act of 1933, as amended (the "Act") and that the Restricted Stock must be held indefinitely unless the sale or other transfer thereof is subsequently registered under the Act or an exemption from such registration is available. The Restricted Stock will bear a restrictive legend to such effect.

              d. STOCK OPTIONS. On or about the Effective Date of this Agreement, Executive will be granted options (the "Initial Options") excercisable for an aggregate of 75,000 shares of the Company's Common Stock under the Company's 1993 Stock Option Plan (the "Option Plan") as in effect on the Effective Date of this Agreement. The Initial Options shall have an exercise price for fifty percent (50%) of the underlying shares of Common Stock (representing the portion of the Initial Options that vests on the first two anniversaries of the Effective Date) equal to $12.125 per share. The Initial Options shall have an exercise price for the remaining fifty percent (50%) of the underlying shares of Common Stock equal to the Fair Market Value (as defined in the Option Plan) of the Company's Common Stock on the date of grant. All of the Initial Options with an exercise price equal to the Fair Market Value of the Common Stock shall be Incentive Stock Options (as defined in the Option Plan). The Initial








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Options shall vest as to twenty-five percent (25%) of the underlying shares of Common Stock on the first anniversary of the Effective Date and twenty-five percent (25%) on each subsequent anniversary of the Effective Date. The Initial Options shall expire 10 years after the date of grant.

                   In addition to the Initial Options, on each of the first and second anniversaries of the Effective Date, Executive will be awarded additional options under the Option Plan exercisable for a number of shares of the Company's Common Stock (collectively, the "Additional Options") determined by the Board of Directors or a committee thereof; PROVIDED, that Executive will be awarded options to purchase at least 50,000 shares of Common Stock on each such anniversary date. The Additional Options shall have such terms as are determined by the Board of Directors; PROVIDED, that the exercise price thereof shall be no higher than the Fair Market Value of the Company's Common Stock on the date of grant, and the vesting schedule and expiration date of the Additional Options shall be no less favorable to Executive than the terms of the Initial Options. The grant of the Additional Options shall not be effective until the shareholders of the Company approve an amendment to the Option Plan increasing the number of shares available for grant thereunder.

                   d. MOVING EXPENSES. The Company agrees to reimburse Executive for all reasonable expenses incurred in relocating from Houston, Texas to Boca Raton, Florida, including, without limitation, duplicate housing expenses in such cities.

                  e. OTHER BENEFITS. Executive will be entitled to participate in any group health, life, disability, pension or other employee benefit plan and is entitled to any other benefits that the Company may maintain from time to time for similarly situated executives, provided that Executive meets the respective eligibility requirements. Executive will be entitled to twenty (20)







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business days paid vacation in each calendar year during the Term, which shall not accrue from year to year.


            4. PERFORMANCE REVIEW. The Company shall provide Executive with an interim review and evaluation of his performance at the beginning of the each calendar year of this Agreement. It is contemplated that this review will normally occur in January of each year, but said review may be postponed or delayed in appropriate circumstances. Executive shall be responsible for taking action to initiate the performance review.

            5. DEATH OR INABILITY TO PERFORM JOB DUTIES. In the event of Executive's death, this Agreement and Executive's salary and compensation shall automatically end, and the Company shall promptly pay to Executive's legal representative any unpaid base salary accrued through the date of his death, as well as a lump sum payment equal to the share of Bonus to which he would have been entitled prorated based on the percentage of the current fiscal year that had been completed on the date of his death. If during the Term hereof, Executive suffers a disability (as defined below), the Company shall continue to pay Executive the compensation provided for in Section 3 hereof during the period of his disability; provided, however, that in the event Executive is disabled for a period of more than 120 days in any 12 month period, the Company may, at its election, terminate this Agreement. As used in this Agreement, the term "disability" shall mean the complete inability of Executive to perform his abilities under this Agreement as determined by an independent physician selected with the approval of the Company and the Executive.

            6. TERMINATION BY THE COMPANY FOR CAUSE. The Company may terminate this Agreement and Executive's employment "for cause" at any time by delivery of written notice to






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 Executive specifying the basis for termination. As used
herein, "for cause" shall only mean any one of the following:

            A. Any act or omission of the Executive which constitutes a willful and material breach of this Agreement which is not cured or as to which diligent attempts to cure have not been commenced within 30 business days after receipt by Executive from Company of notice of same;

            B. Fraud, embezzlement or misappropriation as against the Company or any of its affiliates; or

            C. The conviction (from which no appeal can be taken) of Executive of any criminal act which is a felony.

In the event the Company terminates Executive's employment for cause, it shall pay to Executive any unpaid base salary accrued through the date of termination specified in the notice, and otherwise, Executive's salary and other compensation described in Section 3 of this Agreement shall automatically terminate and be forfeited by Executive.

            7. TERMINATION OF AGREEMENT BY THE COMPANY WITHOUT CAUSE. The Company may terminate this Agreement and Executive's employment without cause at any time upon thirty (30) days' prior written notice to Executive. The Company will pay to Executive on the date of termination without cause a lump sum cash payment, less taxes and other applicable withholding amounts, in an amount equal to the greater of (1) the aggregate amount of base salary that Executive would have received for the remaining Term of this Agreement and (2) six (6) months of his then current base salary. Executive shall also automatically vest, on the date on which he receives notice of termination, in one hundred percent (100%) of the unvested underlying shares of Common Stock subject to the Initial Options, and to the extent awarded, the Additional Options.

            8. TERMINATION OF AGREEMENT BY EXECUTIVE. Executive may terminate this Agreement and his employment with the Company without cause upon thirty
(30) days' prior







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written notice to the Company. In such a case, Executive may be required to perform his business duties and will be paid his regular salary up to the date of the termination. At the option of the Company, the Company may require Executive to depart from the Company on the date the Company receives thirty (30) days' notice from Executive of the termination of this Agreement, in which case any compensation or benefits described in Section 3 of this Agreement shall automatically terminate and be forfeited by Executive.

            9. COOPERATION. Upon the termination of this Agreement for any reason, Executive agrees to cooperate with the Company in effecting a smooth transition of the management of the Company with respect to the duties and responsibilities which Executive performed for the Company. After termination of this Agreement, Executive will, upon reasonable notice, furnish such information and proper assistance to the Company as it may reasonably require in connection with any litigation to which the Company is or may become party.

            10. COVENANT NOT TO COMPETE. During the Term of this Agreement, and in the event that Executive terminates this Agreement, for a period of 120 days after such termination, Executive promises and agrees that Executive will not enter into any employment or business relationship (whether as a principal, agent, employee, consultant or board member) with any Internet company or business organization whose primary focus is the movie industry.

            11. AGREEMENT NOT TO DISCLOSE TRADE SECRETS OR CONFIDENTIAL INFORMATION. During the term of this Agreement and forever thereafter, Executive promises and agrees that he will not disclose or utilize any trade secrets, confidential information, or other proprietary information acquired during the course of his service with the Company and/or any related business entities. As used herein, "trade secret" and "confidential information" mean the whole or any portion or phase of any formula, pattern, device, combination of devices, or compilation







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of information which is for use, or is used, in the operation of the
Company's business and which provides the Company an advantage, or an opportunity to obtain an advantage, over those who do not know or use it. "Trade secret" and "confidential information" also include any scientific, technical, or commercial information, including any design, list of suppliers, list of customers, or improvement thereof, as well as pricing information or methodology, contractual arrangements with vendors or suppliers, business development plans or activities, or financial information regarding the Company. Executive's obligations under this Section shall survive the termination of this Agreement.

            12. AGREEMENT NOT TO HIRE THE COMPANY EMPLOYEES. If Executive leaves the employ of the Company for any reason, Executive promises and agrees that, during the six-month period following his departure from the Company, he will not, without the express written permission of the Company, directly or indirectly employ as a consultant or employee any person who is employed as a consultant or employee of the Company at the time of Executive's departure.

            13. INJUNCTIVE RELIEF. In recognition of the unique services to be performed by Executive and the possibility that any violation by Executive of
Section 10, Section 11 or Section 12 of this Agreement may cause irreparable or indeterminate damage or injury to the Company, Executive expressly stipulates and agrees that the Company shall be entitled, upon ten (10) days written notice to Executive, to obtain an injunction from any court of competent jurisdiction, restraining any violation or threatened violation of this Agreement. Such right to an injunction shall be in addition to, and not in limitation of, any other rights or remedies the Company may have for damages or liquidated damages.









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            14. JUDICIAL MODIFICATION OF AGREEMENT. The Company and Executive
specifically agree that a court of competent jurisdiction (or an arbitrator, as appropriate) may modify or amend Section 10, Section 11 or Section 12 of this Agreement if absolutely necessary to conform with relevant law or binding judicial decisions in effect at the time the Company seeks to enforce any or all of said provisions.

            15. RESOLUTION OF DISPUTES BY ARBITRATION. Any claim or controversy that arises out of or relates to this Agreement, or the breach of it, will be resolved by arbitration in the County of Palm Beach, Florida in accordance with the rules then obtaining of the American Arbitration Association. Judgment upon the award rendered may be entered in any court possessing jurisdiction over arbitration awards. This Section shall not limit or restrict the Company's right to obtain injunctive relief for violations of Section 10, Section 11 or Section 12 of this Agreement directly from a court under Section 13 of this Agreement. Both parties shall bear their own costs and attorney's fees incurred in any lawsuit or arbitration arising under this Agreement, and in no circumstances shall either party be entitled to trial by jury of any issues arising under or relating to this Agreement.

            16. ADEQUATE CONSIDERATION. Executive expressly agrees that the Company has provided adequate, reasonable consideration for the obligations imposed upon him in this Agreement.

            17. EFFECT OF PRIOR AGREEMENTS. This Agreement supersedes any prior agreement or understanding between the Company and Executive.

            18. LIMITED EFFECT OF WAIVER BY COMPANY. If the Company waives a breach of any provision of this Agreement by Executive, that waiver will not operate or be construed as a waiver of later breaches by Executive.















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            19. SEVERABILITY. If any provision of this Agreement is held invalid for any reason, the other provisions of this Agreement will remain in effect, insofar as is consistent with law.

            20. ASSUMPTION OF AGREEMENT BY THE COMPANY'S SUCCESSORS AND ASSIGNS. Except as herein otherwise provided, this Agreement shall inure to the benefit of and shall be binding upon the parties hereto, their personal representatives, successors, heirs and assigns. Executive may not assign his rights and obligations under this Agreement. 21. APPLICABLE LAW. Executive and the Company agree that this Agreement shall be subject to, and enforceable under, the laws of the State of Florida.

            21. APPLICABLE LAW. Executive and the Company agree that this Agreement shall be subject to, and enforceable under, the laws of the State of Florida.

            22. ENTIRE AGREEMENT; ORAL MODIFICATIONS NOT BINDING. This instrument is the entire Agreement of the Company and Executive. Executive agrees that no other promises or commitments have been made to Executive. This Agreement may be altered by the parties only by a written agreement signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought.












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         IN WITNESS WHEREOF, the parties have executed this Employment Agreement as of May 31, 1999.

BIG ENTERTAINMENT, INC.                             W. ROBERT SHEARER

By: /S/ MITCHELL RUBENSTEIN                       By: /S/ W. ROBERT SHEARER
    -----------------------                           ----------------------
    Mitchell Rubenstein                               W. Robert Shearer
    Chairman and Chief Executive Officer



STATE OF FLORIDA                                  STATE OF FLORIDA
COUNTY OF PALM BEACH                              COUNTY OF PALM BEACH

The foregoing instrument was                      The foregoing instrument was
executed before me this ____                      executed before me this ____
day of May, 1999, by Mitchell                     day of May, 1999, by W. Robert
Rubenstein, Chairman and Chief                    Shearer, who is personally
Executive Officer, Big                            known by me and who took an
Entertainment, Inc. who is                        oath.
personally known by me and who
took an oath.


---------------------------                        ----------------------------
Notary Public                                      Notary Public


----------------------------                       ----------------------------
Type or Print Name of Notary                       Type or Print Name of Notary


My Commission Expires:                             My Commission Expires:



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